Exhibit 10.1

PROLOGIS 2000 SHARE OPTION PLAN
FOR OUTSIDE TRUSTEES
(As Amended and Restated Effective as of May 18, 2004)

PROLOGIS 2000 SHARE OPTION PLAN
FOR OUTSIDE TRUSTEES
(As Amended and Restated Effective as of May 18, 2004)

     1. History, Purpose and Effective Date of the Plan. ProLogis, a Maryland real estate investment trust (the “Trust”), established the ProLogis Trust 2000 Share Option Plan for Outside Trustees (the “Plan”) effective as of May 18, 2000. The Plan is intended to advance the interests of the Trust and its shareholders by affording to the Trustees who are not officers or employees of the Trust or its affiliates an additional opportunity to participate in the ownership of the Trust and to benefit from any appreciation in the market value of the Shares in order to motivate, retain and attract the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Trust depends. Effective as of September 26, 2002, the name of the Plan was changed to “ProLogis 2000 Share Option Plan for Outside Trustees”. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior May 18, 2004.

     2. Definitions. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

     (a) “Administrator” — The Secretary of the Trust or other person (who is not an Outside Trustee) designated by the Board to administer the Plan.

     (b) “Annual Meeting” — The annual meeting of shareholders of the Trust.

     (c) “Award” — Collectively or individually, as the context provides, any Option, Deferred Share Unit or other grant of a right under the Plan.

     (d) “Beneficiary” — With respect to an Outside Trustee, the person or persons the Outside Trustee designates to receive the balance in his or her Deferred Unit Account in the event his or her Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Outside Trustee and filed with the Administrator prior to the Outside Trustee’s death. A Beneficiary designation shall be effective when filed with the Administrator in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Trustee’s Deferred Unit Account shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Trustee, the Beneficiary shall be the Outside Trustee’s estate.

     (e) “Board” — The Board of Trustees of ProLogis.

     (f) “Cause” shall mean, in the reasonable judgment of the Administrator, (i) the willful and continued failure by the Trustee to substantially perform his or her duties with the Trust after written notification by the Trust, (ii) the willful engaging by the Trustee in conduct which is demonstrably injurious to the Trust or any affiliate, monetarily or otherwise, or (iii) the engaging by the Trustee in egregious misconduct involving serious moral turpitude. For purposes hereof, no act, or failure to act, on the Trustee’s part shall be deemed “willful” unless done, or omitted to be done, by the Trustee not in good faith and without reasonable belief that such action was in the best interest of the Trust or the affiliate.

     (g) Change in Control” — As defined in Section 12.

     (h) “Deferred Unit Account” — A bookkeeping account maintained by the Trust on behalf of each Outside Trustee who is granted a Deferred Share Unit hereunder.

     (i) “Deferred Share Unit” — A stock unit granted pursuant to the provisions hereof.

     (j) “Disability” — Disability resulting from injury or illness which, as determined by the Administrator, renders the Participant unable to serve as a Trustee of the Trust.

     (k) “Dividend Equivalent Units” — As defined in Section 11.

     (l) “Exchange Act” — The Securities Exchange Act of 1934, as amended

     (m) “Fair Market Value” — The closing price of Shares on the New York Stock Exchange, as such price is reported in the Wall Street Journal on the business day immediately following the date on which the determination is to be made.

     (n) “Option” — An option to purchase Shares granted pursuant to the provisions hereof.

     (o) “Outside Trustee” — A Trustee of the Trust who is not an officer or employee of the Trust or its affiliates.

     (p) “Participant” — An Outside Trustee who has been granted an Award under this Plan.

     (q) “Plan” — ProLogis 2000 Share Option Plan for Outside Trustees set forth herein.

     (r) “Retirement” — Retirement shall mean the termination of the Trustee’s position as a Trustee after providing at least five years of service as a Trustee to the Trust and attaining age 60.

     (s) “Share Option Agreement” — The agreement described in Section 5 between the Trust and the Participant evidencing the grant of an Option hereunder pursuant to which the Participant may purchase Shares hereunder.

     (t) “Shares” — The Trust’s present common shares of beneficial interest and any share or shares of beneficial interest or other securities of the Trust hereafter issued or issuable upon, in respect of or in substitution or in exchange therefor.

     (u) “Termination Date” — The date on which an Outside Trustee’s service as an Outside Trustee terminates for any reason.

     (v) “Trustee” — A person who is a member of the Board.

     3. Administration of the Plan. The Plan shall be administered by the Administrator, who shall, in accordance with the provisions hereof: (i) direct the preparation of any appropriate documentation, including Share Option Agreements, to document the grant of Options, (ii) process and supervise the exercise and termination of Options, (iii) make necessary adjustments to the Shares because of changes in capitalization of the Trust, (iv) maintain, adjust and supervise payments from Deferred Unit Accounts, and (iv) perform such other ministerial acts as are necessary to carry out the purposes of the Plan.

     4. Shares Subject to Plan. There shall be reserved for use upon exercise of Options granted under the Plan 400,000 Shares (unless such maximum shall be increased or decreased by reason of changes in capitalization as provided in Section 10 hereof). The Shares subject to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Trust. Shares with respect to which an Option has been exercised shall not again be available for Option hereunder, unless the Option shall expire or terminate for any reason without having been exercised in full (including Shares which are surrendered pursuant to Section 5(d)), in which case new Options may be granted hereunder covering such Shares.

     5. Options.

     (a) Option Grant and Agreement. On the date of an Outside Trustee’s initial election to the Board, the Outside Trustee shall be granted an Option to purchase in the aggregate such number of Shares are determined by the Board for the exercise price and subject to the other provisions described below. Each Option granted hereunder shall be evidenced by a written Share Option Agreement dated as of the date of grant, which Agreement shall set forth an offer to sell, at the Option price, the number of Shares subject to the offer, the period of time during which the offer shall remain open, and such other terms and provisions that are consistent with the Plan. Any Option granted pursuant to this Section 5(a) shall be fully vested and exercisable from and after the date of the grant, subject to the other terms and conditions thereof.

     (b) Option Price. The Option price per Share subject to each Option shall be the greater of par value or the Fair Market Value of a Share on the date the Option is granted.

     (c) Option Period. The term of each Option shall be ten (10) years. Each Option shall be subject to earlier termination as hereinafter provided.

     (d) Share Appreciation Rights Under Certain Circumstances.

     (i) In the event of the acquisition of fifty percent (50%) or more of the outstanding Shares as a result of any cash tender offer or exchange offer, other than one made by the Trust, the Trust shall give written notice to each optionholder promptly after the date on which the corporation, person or other entity making a cash tender offer or exchange offer acquires fifty percent (50%) or more of the outstanding Shares. Each optionholder shall thereafter have the right, for a period of thirty (30) days after the date of receipt of such notice from the Trust, to either (i) exercise his or her Option in full, or (ii) surrender his or her Option, or the unexercised portion thereof, to the Trust in exchange for a cash payment to be made by the Trust to the Participant within ten (10) days after receipt by the Trust of the Option in an amount representing the difference between the Option price per Share under the Option and the cash price paid per Share in the tender offer, or in the event of an exchange offer, the value per Share of the securities and/or other property offered in such exchange offer.

     (ii) In the event of the dissolution or liquidation of the Trust, each Option granted under this Plan shall terminate as of such dissolution or liquidation date, provided that optionholder shall have the right during the thirty (30) day period prior to such date to exercise his or her Option in full. At the end of such period, any unexercised Option, or any unexercised portion thereof, shall terminate and be of no further effect.

     6. Deferred Share Units. On such date determined by the Board (but in no event prior to the approval of this amended and restated Plan by the Trust’s shareholders), each Outside Trustee on such date shall be granted a Deferred Share Unit with respect to that number of Shares having a Fair Market Value equal to $50,000. Any Deferred Share Unit granted pursuant to this Section 6 shall be subject to the following terms and conditions of this Section 6 and all other terms and conditions of the Plan.

     (a) Crediting of Deferred Share Units. As of each date on which an Outside Trustee is granted a Deferred Share Unit under the Plan, his or her Stock Unit Account will be credited with that number of units equal to the number of shares subject to the Deferred Share Unit granted to the Outside Trustee as of such date.

     (b) Dividend Equivalent Units. A Participant’s Deferred Unit Account shall be credited with Dividend Equivalent Units in accordance with Section 11.

     (c) Distribution of Deferred Unit Account. As of the Outside Trustee’s Termination Date, he or she shall be entitled to a distribution of that number of Shares equal to the sum of (i) the number of units and (ii) the number of Dividend Equivalent Units credited to his or her Deferred Unit Account as of his or her Termination Date. Any distribution pursuant to this Section 6(c) shall be made as soon as practicable following the Outside Trustee’s Termination Date.

     (d) Distributions in the Event of Death. If a Outside Trustee’s Termination Date occurs on account of his or her death, any distributions to which the Outside Trustee is otherwise entitled hereunder shall be made to the Outside Trustee’s Beneficiary as soon as practicable after the Outside Trustee’s death.

     (e) Whole Shares Only. Settlement of all units and Dividend Equivalent Units with respect to a Participant’s Deferred Unit Account from shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash. Upon settlement of a unit or Dividend Equivalent Unit (or any portion thereof), neither the Participant nor any other person shall have any rights to or with respect to such unit or Dividend Equivalent Unit (or the portion thereof so settled).

     7. Non-Transferability and Nonassignment. An Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Notwithstanding the foregoing provisions this Section 7, the Administrator may permit Options awarded under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Administrator may establish. Neither an Outside Trustee’s nor any other person’s rights to payments under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Outside Trustee.

     8. Exercise of Options; Termination, Death, Disability or Retirement. Each exercise of an Option, or any part thereof, shall be evidenced by a notice in writing to the Trust. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full in cash or by check at the time of exercise. An optionholder shall not have any of the rights of a shareholder of the Trust with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall have been delivered to the optionholder, or the optionholder has been determined by the Trust’s Transfer Agent to be a shareholder of record upon due exercise of the Option. If the Participant’s Termination Date occurs for any reason other than death, Disability or Retirement, the Participant shall have the right, during the period ending three months after such Termination Date, to exercise such Option, to the extent vested, but in no event more than the Option period described in Section 5(c). In the event of death, Disability or Retirement, the Participant in the event of Retirement, the Participant or his or her guardian or legal representative in the event of Disability, or his or her personal representatives, heirs, legatees or distributees in the event of his or her death, shall have the right, up to twelve (12) months from the date of Disability or date of death and up to twelve (12) months from the date of Retirement, as the case may be, to exercise the Option to the extent that the Option is vested and is not exercised (but in any event not more than the Option period described in Section 5(c)). Prior to the date the Shares would otherwise be transferred pursuant to the exercise of an Option, to the extent permitted by the Administrator, a Participant may irrevocably elect to defer receipt of such Shares until the last day of a later calendar year, but in no event later than the date on which the Participant’s Termination Date.

     9. Compliance with Securities and Other Laws. In no event shall the Trust be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by either the Participant or the Trust of any provision of any law or regulation of any governmental authority or any national securities exchange. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     10. Adjustments Upon Changes in Capitalization. The Options and units credited to an Outside Trustee’s Deferred Unit Account shall be adjusted from time to time as follows:

     (a) Subject to any required action by shareholders, the number of Shares covered by each outstanding Option, and the Option price, and the number of units credited to an Outside Trustee’s Deferred Unit Account shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Trust.

     (b) Subject to any required action by shareholders, if the Trust shall be the surviving corporation in any merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled and, to the extent determined by the Administrator, the Option price of an Option shall also be equitably adjusted. A merger or consolidation in which the Trust is not the surviving corporation shall cause each outstanding Option to terminate and to cause the balance in the Outside Trustee’s Deferred Unit Account to be distributed in a lump sum, provided that each optionholder shall, in such event, have the right immediately prior to such merger or consolidation in which the Trust is not the surviving corporation to exercise his or her outstanding Options in full.

     (c) In the event of a change in the Shares as presently constituted which is limited to a change of all of its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.

     To the extent that the foregoing adjustments relate to Shares, such adjustments shall be made by the Administrator, whose determination shall be final, binding and conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     11. Dividend Equivalent Units.

     (a) Award of Dividend Equivalent Units With Respect to Options. For periods on and after September 1, 2001, “Dividend Equivalent Units” shall not be granted to any Participant with respect to any Option except to the extent and on such terms and conditions as specifically provided by the Board. With respect to “Dividend Equivalent Units” granted with respect to any Option, the provisions of subparagraphs (i) and (ii) shall apply.

     (i) Crediting of Dividend Equivalent Units. Dividend Equivalent Units granted in connection with Options under the Plan shall be subject to the following:

(A)	Annual Crediting of Dividend Equivalent Units. As of the last day of each calendar year, if the Option and the corresponding Dividend Equivalent Unit are then outstanding, the Participant shall be credited with a number of Dividend Equivalent Units equal to (I) the Trust’s annual dividend for such calendar year, multiplied by (II) the number of Shares underlying the Participant’s outstanding Options that are entitled to awards under this subparagraph (i) during such calendar year (reduced pro rata to reflect Shares underlying such Options that were not outstanding on the record date with respect to each dividend payment date during such year) and divided by (III) the Trust’s average Share price for such calendar year.

(B)	Additional credits to reflect dividend payments on Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with a number of additional Dividend Equivalent Units equal to (I) the Trust’s annual dividend for such calendar year, multiplied by (II) the number of Dividend Equivalent Units outstanding during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not outstanding on each dividend payment date during such year) and divided by (III) the Trust’s average Share price for such calendar year.

     (ii) Terms and Conditions of Dividend Equivalent Units. Dividend Equivalent Units shall be subject to the following terms and conditions:

(A)	Vesting. Dividend Equivalent Units shall vest in accordance with the vesting schedule applicable to the Option with respect to which the Dividend Equivalent Unit was awarded.

(B)	Time of Settlement. Each vested Dividend Equivalent Unit shall entitle the holder thereof to a Share in which occurs the first of (A) the date the Participant exercises the Option with respect to which the Dividend Equivalent Unit was awarded, or (B) the date such Option expires by its terms (whether by reason of termination of service or otherwise). Notwithstanding the foregoing, in the case of any Dividend Equivalent Units awarded prior to September 1, 2001, to the extent permitted by the Administrator in its sole discretion, a Participant may irrevocably elect, prior to the date the Shares would otherwise be payable, to defer receipt of such Shares as of the last date of a later calendar year, but in no event later than as of the last day of the calendar year in which occurs the tenth anniversary of the grant of the underlying Option. Any such deferral election shall be made in such form and at such times as the Administrator may determine in its sole discretion. Any payments with respect to Dividend Equivalent Units shall be made as soon as practicable after the date as of which payment is to be made in accordance with the foregoing.

(C)	Forfeiture. All Dividend Equivalent Units which are not vested upon the date of the termination of the Trustee’s position as a trustee shall be forfeited.

(D)	Whole Shares Only. Settlement of all Dividend Equivalent Units shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash. Upon settlement of a Dividend Equivalent Unit (or any portion thereof), neither the Participant nor any other person shall have any rights to or with respect to such Dividend Equivalent Unit (or the portion thereof so settled).

     (b) Award of Dividend Equivalent Units With Respect to Deferred Share Units. Each Participant’s Deferred Unit Account shall be credited with Dividend Equivalent Units in accordance with the following provisions of this paragraph (b):

     (i) Annual Crediting of Dividend Equivalent Units. As of the last day of each calendar year, each Participant’s Deferred Unit Account shall be credited with a number of Dividend Equivalent Units equal to (A) the Trust’s annual dividend for such calendar year, multiplied by (B) the number of units held in Participant’s Deferred Unit Account Shares during such calendar year (reduced pro rata to reflect units that were not held in the Participant’s Deferred Unit Account on the record date with respect to each dividend payment date during such year) and divided by (C) the Trust’s average Share price for such calendar year.

     (ii) Additional credits to reflect dividend payments on Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with a number of additional Dividend Equivalent Units equal to (A) the Trust’s annual dividend for such calendar year, multiplied by (B) the number of Dividend Equivalent Units held in the Participant’s Deferred Unit Account during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not held in the Participant’s Deferred Unit Account not held under the Participants Deferred Unit Account on each dividend payment date during such year) and divided by (C) the Trust’s average Share price for such calendar year.

     12. Change in Control. In the event that (i) a Trustee’s service is terminated by the Trust or the successor to the Trust for reasons other than Cause following a Change in Control of the Trust (as defined below) or (ii) the Plan is terminated by the Trust or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options and related Awards which have not otherwise expired shall become immediately exercisable. For purposes of the Plan, a “Change in Control” means the happening of any of the following:

     (a) the consummation of a transaction, approved by the shareholders of the Trust, to merge the Trust into or consolidate the Trust with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Trust, the surviving corporation or corporation directly or indirectly controlling the Trust or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Trust immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Trust may be a new holder of such beneficial ownership; or

     (b) the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act of securities representing 50% or more of the combined voting power of the Trust is acquired, other than from the Trust, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Trust); or

     (c) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Trust’s shareholders, of each new Trustee was approved by a vote of at least two-thirds of the Trustees still in office at the time of such election or nomination who were Trustees at the beginning of such period).

     For purposes of this Section, a Trustee’s service shall be deemed to be terminated by the Trust or the successor to the Trust if the Trustee terminates service after (x) a substantial adverse alteration in the nature of the Trustee’s status or responsibilities from those in effect immediately prior to the Change in Control, or (y) a material reduction in the Trustee’s annual compensation as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to Section 10, and immediately following the Change in Control the Trustee becomes trustee of the entity into which the Trust merged, or the purchaser of substantially all of the assets of the Trust, or a successor to such entity or purchaser, the Trustee shall not be treated as having terminated service for purposes of this Section 12 until such time as the Trustee terminates service with the merged entity or purchaser (or successor), as applicable.

     13. Amendment of the Plan. All provisions of the Plan (including the form of Share Option Agreement) may at any time or from time to time be modified or amended by the Board; provided, however, that no Option at any time outstanding under the Plan may be materially adversely modified, impaired or cancelled without the consent of the holder thereof and no amendment of the Plan shall materially adversely affect the rights of any Outside Trustee accrued under the Plan prior to the date such amendment is adopted by the Board.

     14. Plan Termination. The Plan shall terminate on December 31, 2010 except as to Options outstanding on such date and no Option shall be granted under this Plan after that date.